Exhibit 10.7

AS ADOPTED

BU FINANCIAL CORPORATION
2009 STOCK OPTION PLAN

1.                                      PURPOSE

The BU Financial Corporation 2009 Stock Option Plan (the “Plan”) has been established to advance the interests of BU Financial Corporation (the “Company”) and its Affiliates by providing for the grant of Stock Options to Participants.

2.                                      DEFINED TERMS

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

“Affiliate”: Any Person that, with respect to a specified Person, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

“Award Agreement”: A written agreement between the Company and the Participant evidencing a Stock Option, which may, but need not, be executed or acknowledged by a Participant.

“Board”: The Board of Directors of the Company.

“Cause”: The term “Cause” shall mean (A) the conviction, guilty plea or plea of “no contest” by the Participant to any felony or a crime involving moral turpitude or the Participant’s commission of any other act or omission involving dishonesty or fraud, (B) the substantial and repeated failure of the Participant to perform duties of the office held by the Participant, (C) the Participant’s gross negligence, willful misconduct or breach of fiduciary duty with respect to the Company or any of its Subsidiaries or Affiliates, and/or (D) any breach by the Participant of any Restrictive Covenants.

“Change of Control”: The term “Change of Control” shall mean (A) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any person or group holding an interest in BU Financial Holdings LLC as of May 21, 2009 and/or their respective Affiliates (together, the “Investors”) or (B) the date upon which any “person” or “group”, other than the Investors, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of the voting Interests (as defined in the LLC Agreement) in BU Financial Holdings LLC or the Voting Stock of the Company (or any successor thereto), including by way of merger, consolidation or otherwise.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”: The Board or, if one or more has been appointed, a committee of the Board. The Committee may delegate ministerial tasks to such persons as it deems appropriate.

“Common Stock”: Common shares of the Company, par value $0.01 per share.

“Company”: The term “Company” shall have the meaning set forth in Section 1 hereof.

“Disability”: A finding by the Board that the Participant has been unable to perform his or her job functions by reason of a physical or mental impairment for a period of 90 consecutive days or any 90 days within a period of 180 consecutive days.

“Employee”: Any individual who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates.  Unless the Committee provides otherwise, a Participant who receives a Stock Option in his or her capacity as an Employee shall be deemed to cease Employment when the employee-employer relationship with the Company and its Affiliates ceases.  A Participant who receives a Stock Option in any other capacity shall be deemed to continue Employment so long as the Participant is providing services in such capacity.  If a Participant’s relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant shall be deemed to cease Employment when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Exchange Act”: The Securities Exchange Act of 1934, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Fair Market Value”: “Fair Market Value” as defined in the Shareholders Agreement.

“LLC Agreement”: The Amended and Restated Limited Liability Company Agreement, dated May 21, 2009, by and among BU Financial Holdings LLC and its members, as it may be amended, supplemented or modified from time to time.

“Participant”: An individual who is granted a Stock Option under the Plan.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan”: The term “Plan” has the meaning set forth in Section 1 hereof.

“Public Offering”: A public offering and sale of equity securities for cash pursuant to an effective registration statement under the Securities Act of 1933 and the rules promulgated thereunder, as amended from time to time (the “Securities Act”).

“Restrictive Covenants”: Any non-competition, non-solicitation, confidentiality or other restrictive covenants, in each case to the extent applicable to the Participant under any written agreement between the Participant and the Company or any of its Subsidiaries.

“Shareholders Agreement”: The Shareholders’ Agreement to be entered into by and among the Company, BU Financial Holdings LLC and such other stockholders of the Company as may be party thereto from time to time, which agreement shall contain the terms and conditions of as set forth on Exhibit A to the Participant’s Award Agreement and such other customary and other terms and conditions as may be determined by the Company and BU Financial Holdings LLC prior to the execution thereof.

“Stock Option”: An option entitling the recipient to acquire shares of Common Stock upon payment of the applicable exercise price.

“Subsidiary”: Any subsidiary of the Company.

“Voting Stock”: All classes of capital stock or shares then outstanding and normally entitled to vote in elections of directors.

3.                                      ADMINISTRATION

The Committee has discretionary authority, subject only to the express provisions of the Plan and the Award Agreements, to interpret the Plan; to determine eligibility for and grant Stock Options; to determine, modify and/or waive the terms and conditions of any Stock Option; to prescribe forms, rules and procedures; and to otherwise do all things necessary to carry out the purposes of the Plan.  Except as otherwise provided by the express terms of an Award Agreement, all determinations of the Committee made under the Plan shall be conclusive and shall bind all parties.

4.                                      LIMITS ON STOCK OPTIONS UNDER THE PLAN

(a)           Number of Shares. A maximum of 231,250 shares of Common Stock (which reflects the Common Stock split on November 12, 2009) may be delivered in satisfaction of Stock Options under the Plan.  The issuance of shares of Common Stock, the payment of cash upon the exercise of a Stock Option, the withholding of shares of Common Stock in satisfaction of the exercise price of Stock Options or the withholding of shares of Common Stock in satisfaction of tax withholding requirements shall reduce the total number of shares of Common Stock available under the Plan, as applicable.  Shares of Common Stock issued under stock options of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares of Common Stock available for Stock Options under the Plan.

(b)           Type of Shares. Shares of Common Stock delivered under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company or any of its Affiliates and may include fractional shares of Common Stock.

5.                                      ELIGIBILITY AND PARTICIPATION

The Board, or the Committee if expressly so permitted by the Board, shall select Participants from among those key Employees of the Company or its Affiliates who, in the opinion of the Board or the Committee, as applicable, are in a position to make a significant contribution to the success of the Company and its Affiliates.

6.                                      RULES APPLICABLE TO STOCK OPTIONS

(a)           General.

(1)   Stock Option Provisions. The Committee shall determine the terms of all Stock Options, subject to the limitations provided herein, and shall furnish to each Participant an Award Agreement setting forth the terms applicable to the Participant’s Stock Option.  By entering into an Award Agreement, the Participant agrees to the terms of the Stock Option and of the Plan, to the extent not inconsistent with the express terms of the Award Agreement.  Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Committee.

(2)   Non-Qualified Stock Options. All Stock Options granted pursuant to the Plan are intended to be non-qualified stock options, and are not intended to be treated as “Incentive Stock Options” that comply with Section 422 of the Code.

(3)   Transferability. Except as the Committee otherwise expressly provides, Stock Options may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime, except as the Committee otherwise expressly provides, may be exercised only by the Participant

(4)   Vesting. The Committee may determine the time or times at which a Stock Option shall vest or become exercisable and the terms on which a Stock Option requiring exercise shall remain exercisable; provided, however, that each Stock Option shall expire on the tenth (10th) anniversary of the date of grant of such Stock Option, unless it is earlier exercised or forfeited as provided herein.  Notwithstanding anything set forth herein to the contrary, the Committee may at any time accelerate the vesting or exercisability of a Stock Option, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.

(5)   Termination of Employment.  Unless the Committee expressly provides otherwise in an Award Agreement, immediately upon the cessation of a Participant’s Employment all Stock Options (whether vested or unvested) shall cease to be exercisable and shall terminate, except that:

(A)          subject to subsections (B) and (C) below, all Stock Options held by the Participant or the Participant’s “permitted transferees” (as determined by reference to the Shareholders Agreement, and, in each case, the applicable Award Agreement), if any, immediately prior to the termination of the Participant’s Employment for any reason other than Cause, death or Disability, to the extent then exercisable, shall remain exercisable for the shorter of (i) the ninety (90) day period following such termination and (ii) the period ending on the last date on which such Stock Option could have been exercised without regard to this Section 6(a)(5), and shall thereupon terminate;

(B)           all Stock Options held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the termination of the Participant’s employment as a result of the Participant’s death or Disability, to the extent then exercisable, shall remain exercisable for the shorter of (i) the twelve (12) month period following such termination and (ii) the period ending on the latest date on which such Stock Options could have been exercised without regard to this Section 6(a)(5), and shall thereupon terminate; and

(C)           all Stock Options (whether vested or unvested) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment shall immediately terminate upon such cessation if such cessation of Employment was for Cause.

(6)   Taxes. The Committee shall make such provision for the withholding of taxes as it deems necessary.  The Committee may, but need not, hold back shares of Common Stock from the exercise of a Stock Option or permit a Participant to tender previously owned shares of Common Stock in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).

(7)   Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued Employment with the Company or its Affiliates, continued participation in the Plan, or any rights as a stockholder except as to shares of Common Stock actually issued under the Plan.

(8)   Shareholders Agreement. All shares of Common Stock issued upon the exercise of Stock Options issued under the Plan shall be subject to the Shareholders Agreement.

(b)           Exercise.

(1)   Time And Manner Of Exercise. Unless the Committee expressly provides otherwise, a Stock Option permitting exercise by the holder shall not be deemed to have been exercised until the Committee receives a notice of exercise (in a form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the Stock Option.  If the Stock Option is exercised by any person other than the Participant, the Committee may require satisfactory evidence that the person exercising the Stock Option has the right to do so.

(2)   Exercise Price. Except as otherwise permitted pursuant to Section 7(b)(1) hereof, the exercise price of a Stock Option shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option, determined as of the date of grant.

(3)   Payment Of Exercise Price. Where the exercise of a Stock Option is to be accompanied by payment, the Committee may determine the required or permitted forms of payment; provided, that all such payments shall be (a) by cash or check acceptable to the Committee, (b) by means of withholding of shares of Common Stock with an aggregate Fair Market Value equal to (A) the aggregate exercise price and (B) the minimum statutory withholding taxes with respect to such exercise or (c) by any other method approved by the Committee.

7.                                      EFFECT OF CERTAIN TRANSACTIONS

(a)           Change Of Control.  Except as otherwise provided in an Award Agreement, in the event of a Change of Control in which there is an acquiring or surviving entity, the Committee may, unless the Committee determines that doing so is inappropriate or unfeasible, provide for the continuation or assumption of some or all of the outstanding Stock Options, or for the grant of new Stock Options in substitution therefor, by the acquiror or survivor or an Affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as preserve the intrinsic value of the Stock Option in the Committee’s good faith determination.  In the event of a Change of Control (whether or not there is an acquiring or surviving entity) in which there is no assumption or substitution as to some or all of the outstanding Stock Options, the Committee shall preserve the intrinsic value of the Stock Options, provide for treating as satisfied any time-based vesting condition on any such Stock Option or for the accelerated delivery of shares of Common Stock issuable under each such Stock Option, or cancel any Stock Option and, in connection therewith, pay an amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change of Control) which shall equal the excess, if any, of the Fair Market Value of the shares of Common Stock subject to such Stock Options over the aggregate exercise price of such Stock Options, in each case on a basis that gives the holder of the Stock Option a reasonable opportunity, as determined by the Committee, following exercise or cancellation of the Stock Option or the issuance of the shares of Common Stock, as the case may be, to participate as a stockholder in the Change of Control.  Except as otherwise provided in an Award Agreement, each Stock Option (unless assumed pursuant to the first sentence of this Section 7(a)), shall terminate upon consummation of the Change of Control.

(b)           Changes In, Distributions With Respect To And Redemptions Of Common Stock.

(1)   Basic Adjustment Provisions. In the event of any stock dividend or other similar distribution (whether in the form of stock or other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event (other than those described in Section 7(a)), the Committee shall, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make adjustments to the maximum number of shares of Common Stock that may be delivered under the Plan under Section 4(a) and shall also make appropriate adjustments to the number and kind of shares of stock, securities or other property (including cash) subject to Stock Options then outstanding or subsequently granted, any exercise prices relating to Stock Options and any other provision of Stock Options affected by such change.

(2)   Certain Other Adjustments. The Committee shall also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Stock Options made hereunder.

(3)   Continuing Application of Plan Terms. References in the Plan to shares of Common Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.                                      LEGAL CONDITIONS ON DELIVERY OF COMMON STOCK

The Company shall, prior to delivering shares of Common Stock pursuant to the Plan or removing any restriction from shares of Common Stock previously delivered under the Plan, ensure that (a) all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved, and (b) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance.  The Company and its Affiliates shall be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares of Common Stock previously delivered under the Plan upon satisfaction or waiver of the conditions set forth in the preceding sentence and all other conditions of the Award Agreement.  If the sale of Common Stock has not been registered under the Securities Act, the Company may require, as a condition to exercise of the Stock Option, such representations or agreements as counsel for the Company may in good faith recommend to avoid violation of the Securities Act.  The Company may require that certificates evidencing Common Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Common Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.                                      AMENDMENT AND TERMINATION

The Committee, in it sole and absolute discretion, may at any time or times amend or alter the Plan or any outstanding Stock Option and may at any time terminate or discontinue the Plan as to any future grants of Stock Options; provided, that the Committee may not, without the Participant’s consent, amend or terminate the terms of a Stock Option or the Plan so as to affect adversely the Participants’ or a Participant’s rights under a Stock Option or the Plan.  Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code), as determined by the Committee.

10.                               ESTABLISHMENT OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

11.                               SECTION 409A

It is intended that the terms of this Plan be exempt from or comply with Section 409A of the Code.  If it is determined that the terms of this Plan have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing the economic rights of the Participants.

12.                               GOVERNING LAW/JURISDICTION

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.  Any suit, action or proceeding with respect to the Plan or a Stock Option, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware.  By accepting a Stock Option under the Plan, each Participant hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and hereby irrevocably waives (i) any objections which the Participant may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.